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                                                                Exhibit 10.74

                            MUTUAL RELEASE AGREEMENT

     THIS MUTUAL RELEASE AGREEMENT (this "Agreement") is made as of the 28th day of January 2003, by and among Mark L. Schneider ("MLS"), the MLS Family Partnership LLLP, a Colorado limited liability limited partnership (the "Family Partnership" and, together with MLS, "Schneider"), UnitedGlobalCom, Inc., a Delaware corporation ("UGC") and UGC Properties (formerly known as United International Properties, Inc., a Colorado corporation ("Properties" and, together with UGC, the "Company").

                                    RECITALS

     A. Schneider is indebted to the Company in the amount of $5,285,368. Such indebtedness is evidenced by non-recourse promissory notes, dated various dates commencing November 22, 2000, payable to the Company (the "Notes") and is secured by the collateral as set forth on Exhibit A attached hereto (the "Collateral").

     B. The Company has declared the Notes in default, set January 22, 2003 as the date for repayment, and stated its intention to foreclose upon the collateral. Schneider has asserted that the Notes are neither in default nor currently due and payable.

     C. The parties have agreed to resolve their dispute on this matter without resort to litigation and desire to enter into this Agreement in full settlement of all claims that were or could have been asserted by any party hereto against any other party in respect of the Notes and the Collateral.

                                   AGREEMENT

     In consideration of the terms of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agrees as follows:

     1. ACKNOWLEDGEMENT OF INDEBTEDNESS. Schneider acknowledges that, as of the date hereof, he is indebted to the Company under the Notes in the approximate amount of $5,285,368 (the "Indebtedness"), and that he has granted to the Company a security interest in the Collateral to secure repayment of all of the Indebtedness. Schneider has not granted a security interest, lien or other encumbrance in the Collateral to any other person.

     2.   RETURN OF COLLATERAL; TERMINATION OF PROCEEDING.

          (a) Schneider hereby surrenders, grants and turns over to the Company ownership, possession and control of all of the Collateral and the Company hereby accepts such Collateral in complete and full satisfaction of the Indebtedness (the "Foreclosure").
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          (b)  The Foreclosure proceeding shall be complete upon the execution of this Agreement. The Company shall not be obligated to sell or otherwise dispose of the Collateral. Schneider waives any and all (i) notices regarding the retention or disposition of the Collateral and (ii) rights of redemption in, to or of the Collateral.

          (c) Schneider shall execute and deliver to the Company such additional documents, instruments and agreements as may be reasonably necessary and appropriate for the complete surrender and return of the Collateral to the Company, to vest in the Company all right, title and interest therein and to otherwise effect and evidence the Foreclosure.

     3.   BONUS PAYMENT.

          (a) Subject to execution of this Agreement by Schneider and delivery of the executed Agreement to UGC no later than 5 p.m. Mountain Standard Time, Tuesday, January 28, 2003, UGC shall pay to MLS a bonus in the amount of $492,809 ("Bonus"), pursuant to (b) below.

          (b) Upon receipt of this Agreement pursuant to the terms in (a) above, UGC shall execute this Agreement and shall delivery a fully executed copy of this Agreement to Schneider. UGC shall pay to MLS the Bonus in immediately available funds no later than two (2) business days following receipt of the executed Agreement pursuant to (a) above.

     4. MUTUAL RELEASE. UGC and Properties, for and on behalf of themselves and their respective officers, directors, employees, shareholders, parent, subsidiaries, affiliates, successors and assigns ("Company Releasors") hereby release and forever discharge MLS and the Family Partnership, their respective partners, representatives, heirs, successors and assigns, from any and all claims, demands and causes of action, known and unknown, which the Company Releasors may now have or ever have had against MLS and the Family Partnership, their respective partners, representatives, heirs, successors and assigns, arising out of the Indebtedness, the Notes, the Foreclosure, the letter agreement dated May 7, 2002, between MLS and UGC, or any other written or oral agreement relating to the foregoing, other than the express obligations of Schneider under this Agreement. MLS and the Family Partnership, for and on behalf of themselves, their respective partners, representatives, heirs, successors and assigns, hereby release and forever discharge the Company Releasors from any and all claims, demands and causes of action, known and unknown, which MLS and the Family Partnership, their respective partners, representatives, heirs, successors or assigns, may now have or ever have had against the Company Releasors arising out of the Indebtedness, the Notes, the letter agreement dated May 7, 2002, between MLS and UGC, the Foreclosure or any other written or oral agreement relating to the foregoing, other than the express obligations of the Company under this Agreement. Each party represents that he has not made or suffered to be made any assignment or transfer of any claim, demand or cause of action released by him hereunder and that he is the sole and absolute owner thereof.

     5. INFORMED DECISION. The parties have been represented by counsel of their own choice throughout the action described herein and all investigations and negotiations which have preceded the execution of this Agreement. Each party acknowledges that it has sufficient information in order to make an informed decision about whether to enter into this Agreement.

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     6.   ENTIRE AGREEMENT; AMENDMENTS. The Agreement contains the entire agreement of the parties with respect to the matters provided for herein and supersedes all prior agreements, whether oral or written, and all contemporaneous oral agreements with respect to such matters. This Agreement may be amended only with the written consent of MLS and UGC.

     7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (excluding its conflicts of laws provisions if such provisions would require application of the laws of another jurisdiction).

     8. NOTICES. Any notice or other communication hereunder to any party hereto shall be by hand delivery, overnight delivery or facsimile and unless otherwise provided herein shall be deemed to have been given or made when delivered or faxed, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

     The Company:        UnitedGlobalCom, Inc.
                         4643 South Ulster Street
                         Suite 1300
                         Denver, Colorado 80237
                         Attn: Legal Department
                         Telephone: 303 220 6633
                         Facsimile: 303 220 3117

     Schneider:          Mark L. Schneider
                         c/o UnitedGlobalCom, Inc.
                         4643 South Ulster Street
                         Suite 1300
                         Denver, Colorado 80237
                         Telephone: 303-220-6605
                         Facsimile: 303-770-3464

     9. HEADINGS. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     10. SUCCESSORS AND ASSIGNS. Neither this Agreement nor any party's rights or obligations hereunder may be assigned without the consent of the other parties, which consent shall not be unreasonably withheld.

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     11.  CONSTRUCTION OF TERMS. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person may in the context require.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.


                                        UNITEDGLOBALCOM, INC.



 /s/ MARK L. SCHNEIDER                  By  /s/ ELLEN P. SPANGLER
-------------------------------            -------------------------------------
Mark L. Schneider                       Name    ELLEN P. SPANGLER
                                             -----------------------------------
                                        Title   SR. VICE PRESIDENT
                                              ----------------------------------


THE MLS FAMILY PARTNERSHIP LLLP         UGC PROPERTIES, INC.

By The Nicole Schneider Trust
General Partner

By  /s/ GENE SCHNEIDER                  By  /s/ ELLEN P. SPANGLER
   ----------------------------            -------------------------------------
   Gene Schneider, Trustee              Name    ELLEN P. SPANGLER
                                             -----------------------------------
                                        Title   SR. VICE PRESIDENT
                                              ----------------------------------


By  /s/ JOHN RIORDAN
   ----------------------------
   John Riordan, Trustee


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